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                                                                    EXHIBIT 10.9

                         STRATEGIC MARKETING AGREEMENT

     THIS AGREEMENT is entered into as of the 2nd day of September, 1999 (the "Effective Date"), by and between The BigHub.com, Inc., a Florida corporation (the "Company"), and Biomerica, Inc., a Delaware corporation ("Biomerica"), with reference to the following facts:

     WHEREAS, the Company owns and operates a web site on the Internet at www.thebighub.com which, among other things, is an advanced portal and contains a metasearch engine.

     WHEREAS, Biomerica desires to leverage the traffic through the Company's website;

     NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and Biomerica agree as follows:

1. Services. The Company agrees that, during the Term (as defined below), it shall provide strategic placement of advertising and marketing for Biomerica on the Company's website, which shall include permanent, perpetual and continuous advertising on the Company's website and continuous banners on and links from its website to Biomerica' website (the "Services"). All advertising and banners shall be pre-approved by Biomerica.

2. Compensation. In consideration for the Services, Biomerica shall issue to the Company a common stock warrant to purchase 250,000 shares of Biomerica's restricted common stock with an exercise price equal to $5.00 per share. The Company's right to exercise the warrant shall vest pro rata over a period of three (3) years with one-third of the shares vesting on the first, second and third anniversaries of the date of grant; provided, however, that it shall fully vest immediately prior to a public offering of the Company's common stock. The warrant shall have an exercise period of five (5) years commencing on the date that the Company shall begin providing the Services to Biomerica.

3. Representations and Warranties. Each party to this Agreement represents and warrants to the other party that:


          (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

          (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate such party's charter documents or any agreement to which such party is a party or by which it is otherwise bound; and

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          (c)  when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.


4.  Term and Termination.

          (a) The term of this Agreement shall commence on the date that the Services start and shall, unless sooner terminated as provided below, remain effective for an initial term of five (5) years (the "Initial Term"). After the Initial Term, this Agreement shall automatically be extended for successive additional five-year periods (each an "Extension Term"), unless otherwise terminated by either party by giving written notice to the other party of its intent not to extend not less than thirty (30) days prior to the end of the Initial Term or any Extension Term then in effect. As used herein, the "Term" shall mean the Initial Term and any Extension Term(s). Within 60 days of the prior to the expiration of the Initial Term and each Extension Term, the parties shall negotiate in good faith the compensation to be paid to the Company for such year.

          (b) Notwithstanding the foregoing, this Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches its obligations of confidentiality set forth in Section 5 below. Either party may terminate this Agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its representations, warranties, covenants or agreements contained herein which breach is not remedied within thirty (30) days following written notice to such party.

          (c) Any termination pursuant to this Section 4 shall be without any liability or obligation of the terminating party, other than with respect to any breach of obligations under this Agreement prior to termination. The provisions in Sections 5 and 6 shall survive any termination or expiration of this Agreement.

          Upon any termination of this Agreement, each party shall promptly deliver to the other party all Confidential Information (defined below) and property belonging to the other party that is in its possession or under its control, and neither party shall retain copies or reproductions of such Confidential Information.

5.   Confidentiality and Non-Circumvention.

          (a) Each party acknowledges and agrees that it will have access to or be provided with confidential information of the other party during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of a party, including, without limitation such party's business plan, business presentation or related proprietary and financial information as well as other

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confidential or proprietary information of such party regarding such party's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information.

          (b) Each party agrees to keep the Confidential Information of the other party in the strictest confidence, and agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than its employees or consultants, but only to the extent necessary for the fulfillment of its obligations under this Agreement and subject in each such case to the such party using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. Each party agrees to comply with the other party's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.

          (c) Each party's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, until such time as such party can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than its own and through no fault of its own, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the other party and without an obligation to keep it confidential, (iii) was known to such party or was in such party's possession prior to the receipt of such item of Confidential Information from the other party, (vi) was independently developed by one party without reference to the Confidential Information received hereunder.

          (d) Each party acknowledges that the other party's Confidential Information is of a special, unique and extraordinary character and for that reason the other party will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon it, as set forth herein, are not specifically enforced. Accordingly, each party agrees that the other party shall be entitled, at its election, to institute and prosecute proceedings against it, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the other party may have, at law or in equity, in the event the a party breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

6. Independent Contractor Relationship. This Agreement shall in no way be construed to constitute either party as a partner, joint venturer, agent, or employee of the other party, and neither party shall act or attempt to act or represent itself, directly or by implication, as

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a partner, joint venturer, agent or employee of the other party. Neither party nor any of its respective employees shall have any authority to enter into contracts, make commitments or otherwise bind the other party to any obligations without the other party's prior written consent.


7.   Miscellaneous.

          (a) This Agreement contains the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

          (b) Neither this Agreement nor any of its provisions are assignable by either of the contracting parties. This Agreement shall inure to the benefit of and be binding upon their respective successors in interest and shall extend to their controlled corporations, partnerships, trusts, proprietorships, affiliates, and agents.

          (c) This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

          (d) If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

          (e) All notices, requests and other communications called for by this Agreement shall be deemed to have given upon receipt if made by mail, courier or personal delivery, or immediately if made by telecopy or electronic (confirmed by concurrent written notice sent first-class U.S. mail, postage prepaid):


     The BigHub.com, Inc.:                    Biomerica, Inc.:
     --------------------                     ---------------

     2939 Moss Rock                           1533 Monrovia Avenue
     Suite 100                                Newport Beach, California 92663
     San Antonio, Texas  78230                Facsimile: (949) 722-6674
     Facsimile: (210) 979-6336                Attn: Zachary Irani, President/CEO
     Attn: Patrick J. DeMicco, President/CEO

or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

          (f) Except for matters covered by Section 5 above, all disputes arising out of

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or in connection with this Agreement shall be finally settled under the Rules of
American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse which they may have before the court of any jurisdiction except to obtain preliminary or injunctive relief or enforce an award of the arbitrator.

          If any award rendered by AAA in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payment is made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

          (g) In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

          (h) The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

          (i) No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

          (j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


     THE BIGHUB.COM, INC.                   BIOMERICA, INC.


By: /s/ Patrick J. DeMicco             By: /s/ Zackary Irani
    ----------------------                ------------------
    Patrick J. DeMicco                    Zachary Irani
    President and CEO                     President and CEO

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